Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2021, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Netlist, Inc. for the year ended January 2, 2021.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

/s/ KMJ Corbin & Company LLP

Irvine, California
September 28, 2021